EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Ultimate Reports Q3 2016 Financial Results

•	Record Recurring Revenues of $167.0 Million, Up by 27%

•	Record Total Revenues of $197.0 Million, Up by 27%

Weston, FL, November 1, 2016 — Ultimate Software (Nasdaq: ULTI), a leading provider of human capital management (HCM) solutions in the cloud, announced today its financial results for the third quarter ended September 30, 2016. Ultimate reported recurring revenues of $167.0 million, a 27% increase, and total revenues of $197.0 million, a 27% increase, both compared with 2015’s third quarter. GAAP net income for the third quarter of 2016 was $4.8 million, or $0.16 per diluted share, as compared with GAAP net income of $5.9 million, or $0.20 per diluted share, for the third quarter of 2015.

Non-GAAP net income for the third quarter of 2016, which excludes stock-based compensation expense, amortization of acquired intangibles and transaction costs related to business combinations, was $23.7 million, or $0.78 per diluted share. Non-GAAP net income for the third quarter of 2015, which excludes stock-based compensation expense and amortization of acquired intangibles, was $20.5 million, or $0.69 per diluted share. See “Use of Non-GAAP Financial Information” below.

“We executed as planned in this year’s third quarter, putting us in good position to achieve our 2016 and longer-term objectives. Both our recurring and total revenues were on target, and our operating margin came in slightly above projections,” said Scott Scherr, CEO, president, and founder of Ultimate.

“Ultimate acquired Kanjoya, the award-winning cloud workforce intelligence provider, and based on this newly acquired technology, we launched UltiPro Perception at the HR Technology Conference in Chicago. With UltiPro Perception, our customers will be able to create surveys, analyze employee responses, and transform that information into predictive solutions, using Kanjoya’s advanced machine learning that uncovers the feelings behind what employees are saying in open-ended comments.

“Also in the quarter, Fortune magazine recognized Ultimate as #4 on its list of 100 Best Workplaces for Women, and the Achievers 50 Most Engaged Workplaces Awards organization included Ultimate in its Elite 8, identifying Ultimate as the highest rated North American company in 'Accountability and Performance' while, in October, Glassdoor ranked Ultimate #1 on its list of the 25 Highest-Rated Public Cloud Companies To Work For.”

Ultimate’s financial results teleconference will be held today, November 1, 2016, at 5:00 p.m. Eastern time, at www.investorcalendar.com/event/174855. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
Recurring revenues from our cloud offering grew by 27% for the third quarter of 2016 as compared with the same period in 2015. Recurring revenues were 85% of total revenues for the third quarter of 2016 and 85% of total revenues for the third quarter of 2015.

•	Ultimate’s total revenues for the third quarter of 2016 increased by 27%, as compared with those for the third quarter of 2015.

•	Ultimate’s annualized retention rate, on a rolling 12-month basis, was approximately 97% for its recurring revenue cloud customer base as of September 30, 2016.

•
Cash flows from operating activities for the third quarter of 2016 were $49.7 million, compared with $31.9 million for the third quarter of 2015. For the nine months ended September 30, 2016, Ultimate generated $115.3 million in cash from operations, compared with $101.4 million for the nine months ended September 30, 2015.

Business Combinations

In the third quarter of 2016, Ultimate acquired Kanjoya, Inc., a leading cloud workforce intelligence provider for enterprises. Based upon the technology acquired, we launched UltiPro Perception, a feature-set that enables businesses to identify and analyze attitudes and performance traits of their employees, managers, and teams from surveys and other sources of employee feedback. Kanjoya's workforce has joined Ultimate and will serve to establish an additional research and development hub for us in San Francisco.

Adoption of Accounting Guidance

In March 2016, the FASB issued ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting" ("ASU 2016-09"). The standard amends the accounting for certain aspects of share-based payments to employees. We elected to early adopt the new guidance in the third quarter of fiscal year 2016 which requires us to reflect any cumulative-effect and prospective method adjustments as of January 1, 2016. The primary impact of adoption was the recognition of excess tax benefits in our provision for income taxes rather than additional paid-in capital for all periods in fiscal 2016. For the three and nine months ended September 30, 2016, our provision for income taxes was reduced by $3.3 million and $11.9 million, respectively, for excess tax benefits from our employee stock plan. There was no comparable reduction to the provision for the three and nine months ended September 30, 2015. In addition, due to the early adoption of ASU 2016-09, we elected to apply the presentation requirements for cash flows related to excess tax benefits retrospectively to all periods presented which resulted in an increase to both net cash from operations and net cash used in financing for the same 9-month period of the prior year of $25.9 million.

Stock Repurchases

The combination of cash, cash equivalents, and corporate marketable securities was $119.0 million as of September 30, 2016, compared with $129.4 million as of December 31, 2015.

During the nine months ended September 30, 2016, we used a combined total of $50.4 million in relation to the purchase of our common stock, $0.01 par value common stock ("Common Stock") and to settle employee taxes for restricted stock vestings—$29.7 million to acquire 190,400 shares of our outstanding Common Stock under our previously announced stock repurchase plan (the "Stock Repurchase Plan") and $20.7 million to acquire 127,807 shares of our Common Stock to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We have 1,342,005 shares available for repurchase under our Stock Repurchase Plan.

Financial Outlook

Ultimate provides the following financial guidance for the fourth quarter ending December 31, 2016, and preliminary guidance for 2017:

For the fourth quarter of 2016:

•	Recurring revenues of approximately $175 million,

•	Total revenues of approximately $210 million, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 23%.

For the year 2017, preliminary:

•	Recurring revenues to increase in excess of 25% over 2016,

•	Total revenues to increase in excess of 24% over 2016, and

•	Operating margin, on a non-GAAP basis (discussed below), in excess of 21%.

Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.

We have not reconciled our forward-looking operating margin on a non-GAAP basis to the corresponding GAAP financial measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliation would require unreasonable effort at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including, for example, those related to stock-based compensation and transaction costs for business combinations or others that may arise during the year. In particular, stock-based compensation and transaction costs for business combinations, are impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense in the fourth quarter of 2016 and the year ending December 31, 2017 will have a significant impact on our operating margin on a GAAP basis.

Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software
Ultimate is a leading provider of cloud-based human capital management (HCM) solutions, with more than 30 million people records in the cloud. Ultimate’s award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, Ultimate is headquartered in Weston, Florida, and employs more than 3,500 professionals. In 2016, Fortune ranked Ultimate #1 on its list of 10 Best Large Workplaces in Technology and #15 on its 100 Best Companies to Work For list, the fifth consecutive year to be ranked in the top 25. Ultimate was also ranked #1 on Glassdoor’s list of 25 Highest-Rated Public Cloud Companies To Work For, #8 on Forbes’ list of the 100 Most Innovative Growth Companies, and ranked #1 in customer satisfaction in G2 Crowd’s Summer 2016 Core HR Software Grid report, based on user reviews. In 2015, Ultimate was recognized by Fortune as one of the 100 Fastest-Growing Companies; named among InformationWeek's Elite 100, honoring innovation in business technology; and recognized as a Leader in Nucleus Research’s HCM Technology Value Matrix. Ultimate has more than 3,500 customers with employees in 160 countries, including Bloomin’ Brands, Culligan International, Feeding America, Major League Baseball, Pep Boys, SUBWAY, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Recurring	$167,025	$131,768	$478,255	$375,284
Services	29,966	23,556	92,487	72,147
Total revenues	196,991	155,324	570,742	447,431
Cost of revenues:
Recurring	44,095	34,856	126,503	102,033
Services	32,069	25,027	94,215	72,966
Total cost of revenues	76,164	59,883	220,718	174,999
Gross profit	120,827	95,441	350,024	272,432
Operating expenses:
Sales and marketing	55,212	41,687	166,342	121,645
Research and development	31,699	23,027	88,267	68,331
General and administrative	25,284	19,120	68,993	53,460
Total operating expenses	112,195	83,834	323,602	243,436
Operating income	8,632	11,607	26,422	28,996
Other income (expense):
Interest and other expense	(179)	(118)	(543)	(368)
Other income, net	111	62	316	165
Total other expense, net	(68)	(56)	(227)	(203)
Income before income taxes	8,564	11,551	26,195	28,793
Provision for income taxes	(3,801)	(5,700)	(8,713)	(15,125)
Net income	$4,763	$5,851	$17,482	$13,668
Net income per share:
Basic	$0.16	$0.20	$0.60	$0.48
Diluted	$0.16	$0.20	$0.58	$0.46
Weighted average shares outstanding:
Basic	28,977	28,603	28,901	28,592
Diluted	30,475	29,715	30,360	29,651

Stock-based Compensation, Amortization of Acquired Intangibles and Transaction Costs related to Business Combinations

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”), the amortization of acquired intangibles and transaction costs related to business combinations that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated and are included within the Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures in this press release (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Stock-based compensation expense:
Cost of recurring revenues	$2,208	$1,655	$6,306	$4,628
Cost of services revenues	1,543	1,242	4,564	3,710
Sales and marketing	15,236	11,000	43,919	29,534
Research and development	2,160	1,489	5,927	4,579
General and administrative	8,198	6,523	23,686	17,312
Total non-cash stock-based compensation expense	$29,345	$21,909	$84,402	$59,763

Amortization of acquired intangibles:
General and administrative	$255	$255	$759	$783
Total amortization of acquired intangibles	$255	$255	$759	$783

Transaction costs related to business combinations:
General and administrative	$665	—	841	—
Total transaction costs related to business combinations	$665	$—	$841	$—

Stock-based compensation for the three and nine months ended September 30, 2016 was $29.3 million and $84.4 million, respectively, as compared with stock-based compensation for the three and nine months ended September 30, 2015 of $21.9 million and $59.8 million, respectively. The increases in stock-based compensation for the three and nine months ended September 30, 2016 included an increase of $4.1 million and $15.6 million, respectively, associated with modifications made to the Company’s change in control plans in March 2015 and February 2016, which significantly reduced the potential payments that could be made under such plans. As previously disclosed, these changes were made to better align management's incentives with long-term value creation for our shareholders. As part of the modifications in connection with the unwinding of the change in control plans, time-based restricted stock awards (vesting over three years) were granted to certain senior officers in March 2015 and February 2016.
During the nine months ended September 30, 2016, we acquired the assets of Capital Analytics (d/b/a Vestrics) and Kanjoya, Inc. in two separate business combinations. We acquired Vestrics during the second quarter of 2016 and incurred $183 thousand in transaction costs associated with this business combination. We acquired Kanjoya during the third quarter of 2016 and incurred $658 thousand in transaction costs associated with this business combination. These transaction costs are recorded in our unaudited condensed consolidated statements of income for the three and nine months ended September 30, 2016 and are included with general and administrative expenses. While the business combinations were deemed insignificant to the unaudited consolidated financial statements on an individual basis and in the aggregate, the transaction costs incurred in connection with these business combinations are not deemed part of our normal operations. Therefore, we excluded GAAP expense relating to costs incurred in connection with business combinations for the three and nine months ended September 30, 2016.

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	As of	As of
	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$94,786	$109,325
Investments in marketable securities	16,319	10,780
Accounts receivable, net	147,683	130,106
Prepaid expenses and other current assets	57,237	46,804
Deferred tax assets, net	913	883
Total current assets before funds held for clients	316,938	297,898
Funds held for clients	394,400	923,308
Total current assets	711,338	1,221,206
Property and equipment, net	166,333	125,492
Goodwill	35,583	24,410
Investments in marketable securities	7,904	9,278
Intangible assets, net	23,551	5,167
Other assets, net	41,834	31,107
Deferred tax assets, net	83,531	48,909
Total assets	$1,070,074	$1,465,569
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,618	$7,395
Accrued liabilities	49,304	42,097
Deferred revenue	162,758	142,793
Capital lease obligations	5,509	4,488
Other borrowings	100	400
Total current liabilities before client fund obligations	229,289	197,173
Client fund obligations	395,150	923,366
Total current liabilities	624,439	1,120,539
Deferred revenue	2,492	2,934
Deferred rent	4,309	3,719
Capital lease obligations	5,090	3,665
Deferred income tax liability	584	646
Total liabilities	636,914	1,131,503

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	336	333
Additional paid-in capital	533,805	463,609
Accumulated other comprehensive loss	(6,477)	(7,829)
Accumulated earnings	116,855	59,627
	644,519	515,740
Treasury stock, at cost	(211,359)	(181,674)
Total stockholders’ equity	433,160	334,066
Total liabilities and stockholders’ equity	$1,070,074	$1,465,569

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	For the Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income	$17,482	$13,668
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,202	16,012
Provision for doubtful accounts	2,707	3,390
Non-cash stock-based compensation expense	84,401	59,763
Income taxes	4,967	14,692
Net amortization of premiums and accretion of discounts on available-for-sale securities	511	—
Changes in operating assets and liabilities:
Accounts receivable	(20,184)	(23,154)
Prepaid expenses and other current assets	(10,433)	(8,116)
Other assets	(10,727)	(6,763)
Accounts payable	4,223	(494)
Accrued liabilities and deferred rent	3,947	10,821
Deferred revenue	19,253	21,626
Net cash provided by operating activities	115,349	101,445
Cash flows from investing activities:
Purchases of property and equipment	(49,735)	(33,538)
Purchases of marketable securities	(158,571)	(14,464)
Maturities of marketable securities	74,930	6,380
Payments for acquisitions	(25,775)	—
Net change in money market securities and other cash equivalents held to satisfy client fund obligations	608,037	427,867
Net cash provided by investing activities	448,886	386,245
Cash flows from financing activities:
Repurchases of Common Stock	(29,685)	(31,083)
Net proceeds from issuances of Common Stock	3,639	3,646
Withholding taxes paid related to net share settlement of equity awards	(20,669)	(12,496)
Principal payments on capital lease obligations	(4,273)	(3,629)
Repayments of other borrowings	(300)	(467)
Net decrease in client fund obligations	(528,216)	(427,867)
Net cash used in financing activities	(579,504)	(471,896)
Effect of exchange rate changes on cash	730	(1,954)
Net (decrease) increase in cash and cash equivalents	(14,539)	13,840
Cash and cash equivalents, beginning of period	109,325	108,298
Cash and cash equivalents, end of period	$94,786	$122,138

Supplemental disclosure of cash flow information:
Cash paid for interest	$316	$285
Cash paid for taxes	$1,576	$540

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$6,719	$4,367
Cash held in escrow for business combinations	$3,850	$—
Stock based compensation for capitalized software	$2,830	$2,188

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Non-GAAP operating income reconciliation:
Operating income	$8,632	$11,607	26,422	28,996
Operating income, as a % of total revenues	4.4%	7.5%	4.6%	6.5%
Add back:
Non-cash stock-based compensation expense	29,345	21,909	84,402	59,763
Non-cash amortization of acquired intangible assets	255	255	759	783
Transaction costs related to business combinations	665	—	841	—
Non-GAAP operating income	$38,897	$33,771	$112,424	$89,542
Non-GAAP operating income, as a % of total revenues	19.7%	21.7%	19.7%	20.0%

Non-GAAP net income reconciliation:
Net income	$4,763	$5,851	$17,482	$13,668
Add back:
Non-cash stock-based compensation expense	29,345	21,909	84,402	59,763
Non-cash amortization of acquired intangible assets	255	255	759	783
Transaction costs related to business combinations	665	—	841	—
Income tax effect of above three items	(11,341)	(7,488)	(35,045)	(20,091)
Non-GAAP net income	$23,687	$20,527	$68,439	$54,123

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.16	$0.20	$0.58	$0.46
Add back:
Non-cash stock-based compensation expense	0.96	0.74	2.78	2.02
Non-cash amortization of acquired intangible assets	0.01	0.01	0.03	0.03
Transaction costs related to business combinations	0.02	—	0.03	—
Income tax effect of above three items	(0.37)	(0.26)	(1.15)	(0.68)
Non-GAAP net income, per diluted share	$0.78	$0.69	$2.27	$1.83
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	28,977	28,603	28,901	28,592
Diluted	30,475	29,715	30,360	29,651
_________________________

(1)	The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information
This press release contains non-GAAP financial measures. Ultimate believes that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Ultimate’s financial condition and results of operations. Ultimate’s management uses these non-GAAP results to compare Ultimate’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to Ultimate’s Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.
These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.
To compensate for these limitations, Ultimate presents its non-GAAP financial measures in connection with its GAAP results. Ultimate strongly urges investors and potential investors in Ultimate’s securities to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate its business.
Ultimate presents the following non-GAAP financial measures in this press release: non-GAAP operating income, non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:
Stock-based compensation expense. Ultimate’s non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock-based arrangements recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and nine months ended September 30, 2016, stock-based compensation expense was $29.3 million and $84.4 million, respectively, on a pre-tax basis. For the three and nine months ended September 30, 2015, stock-based compensation expense was $21.9 million and $59.8 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.
Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and nine months ended September 30, 2016, the amortization of acquired intangible assets was $0.3 million and $0.8 million, respectively. For the three and nine months ended September 30, 2015 the amortization of acquired intangible assets was $0.3 million and $0.8 million, respectively. Amortization of acquired intangible assets is excluded from Ultimate’s non-GAAP financial measures because it is a non-cash expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.
Transaction costs related to business combinations. In accordance with GAAP, operating expenses include transaction costs for third-party professional services received in connection with business combinations. As we do not acquire or dispose of businesses on a predictable basis, the terms of each business combination are unique and can vary significantly from other business combinations. Significant expenses can be incurred in connection with a business combination that we would not have otherwise incurred in the periods presented as part of our continuing operations. For the three and nine months ended September 30, 2016, the transactions costs incurred related to business combinations was $0.7 million and $0.8 million, respectively. There were no transaction costs incurred related to business combinations for the three and nine months ended September 30, 2015. Transaction costs related to business combinations are excluded from Ultimate's non-GAAP financial measures because it is an expense that Ultimate does not consider part of ongoing operations when assessing its financial performance. Ultimate believes that such exclusion facilitates comparisons to its historical operating results and to the results of other companies in the same industry, which have their own unique business combination histories.